UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant   ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12

Emtec, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:_________________________________________
(2)	Aggregate number of securities to which transaction applies:_________________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:______________________________________
(4)	Proposed maximum aggregate value of transaction:____________________________
(5)	Total fee paid:__________________________

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:________________________________________
(2)	Form, Schedule or Registration Statement No.:___________________________________________
(3)	Filing Party:___________________________________________________
(4)	Date Filed:_____________________________________________________

Copies of all communications to:
Stephen M. Leitzell
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104-2808
215.994.2621

EMTEC, INC.
11 Diamond Road
Springfield, New Jersey 07081
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 7, 2012
__________________

Dear Stockholders,

The Annual Meeting of Stockholders of Emtec, Inc. (the “Company”) will be held at The Enterprise Center at BBC, 3331 Route 38, Mt. Laurel, New Jersey 08054, on Tuesday, February 7, 2012, commencing at 10:30 a.m. EST for the following purposes:

•	To elect four directors to the Board of Directors to serve until the annual meeting of stockholders in 2015 or their respective successors have been elected and qualified;

•	To approve the Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan;

•	To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending August 31, 2012; and

•	To attend to any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.  The proxy statement, form of proxy and annual report are also available at www.emtecinc.com.  The record date for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof is December 29, 2011.  The stock transfer books of the Company will not be closed between the record date and the date of the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company – beginning on December 30, 2011.

You are cordially invited to attend the meeting in person.  We maintain contact information for stockholders, both by telephone and email, on our website at www.emtecinc.com under the heading “About Us – Investor Relations” if you require directions to the meeting.  By following the link, you will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations.  Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy, which is solicited by us and our Board of Directors, and promptly return it in the pre-addressed envelope provided for that purpose.  Any stockholder may revoke his or her proxy at any time before the Annual Meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the Annual Meeting and voting in person.

EMTEC, INC.

/s/    Sam Bhatt

By:	Sam Bhatt, Secretary

Springfield, New Jersey
December 29, 2011

EMTEC, INC.
11 Diamond Road
Springfield, New Jersey 07081

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 7, 2012

This proxy statement and the accompanying proxy card are being mailed beginning on or about January 3, 2012 to the owners of shares of Common Stock of Emtec, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on February 7, 2012, at 10:30 a.m. EST at The Enterprise Center at BBC, 3331 Route 38, Mt. Laurel, New Jersey 08054 and any adjournment thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting and as further discussed herein.  This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote.  The Board of Directors (the “Board”) does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting.

A copy of the Company’s Annual Report to Stockholders for the fiscal year ended August 31, 2011 accompanies this proxy statement.

TABLE OF CONTENTS
Page

Questions and Answers	1
Corporate Governance	2
Election of Directors (Item 1 on Proxy Card)	4
Approval of Amended and Restated 2006 Stock-Based Incentive Compensation Plan (Item 2 on Proxy Card)	6
Ratification of Independent Public Accountants (Item 3 on Proxy Card)	12
Report of Audit Committee	13
Executive Compensation	14
Management	22
Stock Ownership	23
Certain Relationships and Related Transactions	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
Stockholder Proposals for the 2013 Annual Meeting	25
Householding	25
Other Matters	25

-ii-

QUESTIONS AND ANSWERS

Your vote is very important.  Your shares can only be voted at the Annual Meeting if you are present or represented by proxy.  Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented.  You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting.  Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided.  If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors.  If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than two, to whom you wish to give your proxy.

Q:	WHO IS SOLICITING MY VOTE?

A:
This proxy solicitation is being made on behalf of us and our Board of Directors.  Proxies are being solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by us.  In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means.  We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock.

Q:	WHO IS ENTITLED TO VOTE?

A:
Stockholders as of the close of business on December 29, 2011 (the “Record Date”) are entitled to vote at the Annual Meeting.  On that date, 17,619,813 shares of our Common Stock were outstanding and eligible to vote.  Every holder of Common Stock is entitled to one vote for each share held.  A list of stockholders eligible to vote will be available at our principal place of business, 11 Diamond Road, Springfield, New Jersey 07081, beginning December 30, 2011.  Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

Q:	WHO WILL COUNT THE VOTE?

A:	Representatives of our transfer agent, Zions Bank, will count the votes.

Q:	IS MY VOTE CONFIDENTIAL?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Zions Bank and handled in a manner that protects your voting privacy.  Your vote will not be disclosed except (1) as needed to permit Zions Bank to tabulate and certify the vote and (2) as required by law.  Additionally, all comments written on the proxy card or elsewhere will be forwarded to management.  Your identity will be kept confidential unless you ask that your name be disclosed.

Q:	WHAT IS A QUORUM?

A:
A “quorum” is a majority of the outstanding shares of our Common Stock entitled to vote on the Record Date.  These shares must be present at the Annual Meeting, in person or by proxy, for the meeting to be held for the transaction of business.

Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS?

A:
Assuming a quorum is present, the directors shall be elected by a plurality of the votes cast by the holder of shares entitled to vote at the Annual Meeting.  Because directors are elected by a plurality of the votes cast by the holders of shares entitled to vote, abstentions will have no effect on Item 1.  Approval of the Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan and ratification of the appointment of our independent registered public accounting firm each require the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon.

Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Item 2 and Item 3.  Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters upon which the broker has not expressly voted.  Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Item 2 or Item 3 is achieved.

Q:	HOW DOES THE BOARD RECOMMEND I VOTE?

A:
The Board recommends a vote “FOR” approval of the Board nominees (Item 1), “FOR” approval of the Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan (Item 2) and “FOR” the ratification of the Board’s appointment of McGladrey & Pullen, LLP as the independent, registered certified public accountants of the Company for the upcoming year (Item 3).

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:
All stockholders as of December 29, 2011, the record date, can attend.  If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker) to gain entrance to the Annual Meeting.

Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A:
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement.  If any other business is presented at the Annual Meeting, your signed proxy card gives authority to Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Gregory P. Chandler, our Chief Financial Officer, to vote on such matters at their discretion.

Q:	WHO ARE THE LARGEST PRINCIPAL STOCKHOLDERS?

A:
As of December 29, 2011, Mr. Desai beneficially owned a total of 10,097,785 shares of our Common Stock (approximately 54.8% of our outstanding Common Stock), 9,024,221 of which are owned through DARR Westwood LLC, in which he is the sole member, and 600,000 shares of which are owned through DARR Emtec LLC, in which he is a member; Keith Grabel, a former director of the Company, beneficially owned 1,087,428 shares of our Common Stock (approximately 6.2% of our outstanding Common Stock); Mary Grabel, Mr. Grabel’s wife, beneficially owned 955,622 shares of our Common Stock (approximately 5.4% of our outstanding Common Stock); and NewSpring SBIC Mezzanine Capital II, L.P. beneficially owned 903,606 shares of our Common Stock (approximately 5.0% of our outstanding Common Stock).  The ownership percentages reflected above give effect to any shares issuable upon the exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of December 29, 2011.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware, our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board.  The Board delegates the conduct of business to the Company’s senior management team.  Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board and committees of the Board.

Board and Committee Meetings

Our Board usually meets four times a year in regularly scheduled meetings.  It may meet more often if necessary.  During the fiscal year ended August 31, 2011, the Board held four meetings.  Each director attended at least 75% of the Board meetings and the meetings of any committee of which they are a member.  The Chairman usually determines the agenda for the meetings.  Board members receive the agenda and supporting information in advance of the meetings.  Board members may also raise other matters at the meetings.

We have a Code of Ethics, which was adopted in July 2004 and amended and adopted in its current form in July 2009, applicable to all of the Company’s employees, including our Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer, as well as the members of our Board.  The Code of Ethics seeks to ensure compliance with all applicable laws and to maintain the highest standards of ethical conduct.  The Code of Ethics sets out basic principles and methodology to help guide all of our officers, directors and employees in the attainment of this common goal.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board considers, among other things, an individual’s business experience, industry experience, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

The Board considers stockholder nominees for directors in the same manner as nominees for director from other sources.  Any stockholder recommendation of a director candidate should include the candidate’s name, biographical data and a detailed description of the candidate’s qualifications for Board membership, and should be sent to Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081, Attention: Sam Bhatt. Any stockholder recommendations must be submitted in sufficient time for an appropriate evaluation by the Board.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both by telephone and email, on our website at www.emtecinc.com under the heading “About Us – Investor Relations.”  By following the link, a stockholder will be given access to our telephone number and mailing address as well as a link for providing email correspondence to Investor Relations.  Communications sent to Investor Relations and specifically marked as a communication for our Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication.  In addition, communications received via telephone or mail that are directed to the Board are forwarded to the Board by one of our officers.

Board Member Attendance at Annual Meetings

Our Board does not have a formal policy regarding attendance of directors at our annual stockholder meetings, although all directors are encouraged to attend the meeting. All directors who were directors at the time attended our 2011 Annual Meeting of Stockholders held on January 20, 2011.

Director Independence

The Board has determined that three of its members, Robert Mannarino, Gregory L. Cowan and Christopher M. Formant, would be considered independent under the current NASDAQ listing standards if those standards were applicable to the Company.

Committees of the Board of Directors.  The Board has established two standing committees.

Audit Committee - - assists the Board in monitoring:  (i) the integrity of the consolidated financial statements of the Company;  (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s external auditors.  In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility.  Each of the members of the Audit Committee is independent as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and would be independent under the NASDAQ listing standards if those standards were applicable to the Company.  The Audit Committee met five times during 2011.  The Audit Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com.  Please note that information on our website is not incorporated by reference into this Proxy Statement.  The current members of the Audit Committee are Mr. Cowan (Chairman) and Mr. Mannarino.  The Board has determined that Mr. Cowan is an audit committee financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee - - reviews and determines compensation arrangements for the Chief Executive Officer and President and the other executive officers.  The Compensation Committee also oversees our equity compensation plans and makes recommendations to the Board regarding the compensation to be provided to the directors.  The Compensation Committee has adopted a written charter, a copy of which is available on our Internet website at www.emtecinc.com.  The Compensation Committee held thirteen meetings during 2011.  The current members of the Compensation Committee are Mr. Mannarino (Chairman) and Mr. Cowan.  Each member of the Compensation Committee would be “independent” as defined under the NASDAQ listing standards if those standards were applicable to the Company.

Nominating and Corporate Governance

At this time, given that the Board currently consists of six members, three of whom would be considered “independent” under the current NASDAQ listing standards if those standards were applicable to the Company, the Board has concluded that all members of the Board should convene for purposes of considering potential candidates for the Board.  We expect that the Board will continue to review whether formation of a nominating and governance committee is appropriate.

The directors who would be considered “independent” under the current NASDAQ listing standards if those standards were applicable to the Company (the “Independent Directors”) will consider director candidates recommended by stockholders.  A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Independent Directors will use to evaluate candidates is set forth on page 2 under the subheading “Board and Committee Meetings” and on page 24 under the heading “Stockholder Proposals for the 2013 Annual Meeting.”

While the Company does not have a formal policy with regard to the consideration of diversity in identifying director candidates, the Company and the Board believe it is essential that the Board be able to draw on a wide variety of backgrounds and professional experiences among its members. The Company desires to maintain the Board’s diversity through the consideration of factors such as education, skills and relevant professional experience. The Company does not intend to nominate representational directors, but will instead consider the entirety of each candidate’s credentials in the context of these standards and the characteristics of the Board in its entirety.

Board Leadership Structure and Role in Risk Oversight

Combining the positions of Chairman and Chief Executive Officer provides the Company with decisive and effective leadership. The Board believes that Mr. Desai’s in-depth long-term knowledge of the Company’s operations and vision for its strategic development and growth, along with his significant ownership position in the Company that provides him with a focus on maximizing stockholder value, make him well qualified to serve as both Chairman and Chief Executive Officer. The Company does not have someone who functions as a lead independent director.  The Board retains the authority to modify this structure to best advance the interests of all stockholders, if circumstances warrant such a change.

The Company faces a number of risks, including regulatory risk, credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in interest rates. Management is responsible for the day-to-day management of risks faced by the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board periodically consults with management regarding the Company’s risks.

While the Board is ultimately responsible for risk oversight, the Company’s two board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in overseeing risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and periodically reviews with management, internal auditors and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk. The Compensation Committee assists the Board in oversight and management of risks related to the Company’s compensation policies and programs.

ELECTION OF DIRECTORS ITEM 1 ON PROXY CARD

Our Certificate of Incorporation, as amended, and our Amended and Restated Bylaws provide that our business will be managed by a board of directors. As of December 29, 2011, our Board consists of six directors and is divided into two classes.  Each director serves for a term of three years or until his successor is elected and qualified.

Director candidates are nominated by the Board.  The Board did not receive any stockholder recommendations for a director candidate to be considered for election at the Annual Meeting.

At the Annual Meeting, four directors are to be elected.  Mr. Desai, Mr. Chandler, Mr. Misra and Mr. Formant have consented to being named as nominees for director of the Company and have agreed to serve if elected.  We do not anticipate that any of the nominees will be unable to stand for election.  If that occurred, the Board would designate a substitute.  If a substitute were designated, the shares represented by the proxy will be voted for the substitute candidate designated by the Board.  You may vote for or withhold from voting on this matter.  Assuming a quorum is present, director elections are determined by a plurality of the votes cast at the Annual Meeting by the holders of the shares entitled to vote in such election.

The Board believes that each of the current and nominee directors has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board. In addition, each of the current directors has exhibited during his prior service as a director the ability to operate cohesively with the other members of the Board and to challenge and question management in a constructive way. Moreover, the Board believes that each director brings a strong and unique background and skill set to the Board, giving the Board as a whole competence and experience in diverse areas, including corporate governance and board service, finance, management and healthcare industry experience. Set forth below are certain specific experiences, qualifications and skills that led to the Board’s conclusion that each of the nominee directors should continue to serve as a director.

Information about the Nominees

Nominees for election to the Board of Directors for a three-year term expiring in 2015

Dinesh R. Desai	Director since August 5, 2005

Chairman, Chief Executive Officer and President.  Mr. Desai, age 62, has served as the Chairman of the Board, Chief Executive Officer and President of the Company since August 2005.  From 1986 to August 2005, Mr. Desai was the Chairman and CEO of DARR Global Holdings, Inc., a management consulting firm.  Since 2004, he has also served as Chairman of the Board of Directors of Emtec Federal, Inc. (formerly Westwood Computer Corporation).  Mr. Desai was a President, CEO, Co-Chairman and an owner of Western Sky Industries, a manufacturer of highly engineered, proprietary component parts used primarily in aerospace applications. Prior to 1986, Mr. Desai spent twelve years with American Can and Arco Chemical in various management positions, including marketing, manufacturing, finance, planning and research and development. Mr. Desai has also served as a member of the Board of Directors of the Enterprise Center, a nonprofit organization. Mr. Desai holds a Bachelor of Science Degree in chemical engineering from the Indian Institute of Technology in Bombay, India, and a Master’s of Science Degree in both chemical and industrial engineering from Montana State University. He earned an MBA from Temple University in 1978.  As the majority owner of the Company, Mr. Desai brings to the Board leadership and other executive skills and industry knowledge from his extensive experience.

Gregory Chandler	Director since August 5, 2005

Director, Chief Financial Officer.  Mr. Chandler, age 45, has been a Director since August 2005 and since April 2009 Mr. Chandler has been Chief Financial Officer of the Company.  From February 1999 to April 2009, Mr. Chandler was with Janney Montgomery Scott LLC where he served as the Managing Director and Group Head of the Business Services Investment Banking Practice.  From August 1995 to February 1999, Mr. Chandler was a consulting Manager at PricewaterhouseCoopers LLP advising companies in restructuring their back office financial operations. Mr. Chandler also worked in the Audit practice at Coopers and Lybrand LLC and served as an Officer in the United States Army.  Mr. Chandler received an MBA from Harvard Business School and a B.S. in Engineering from the United States Military Academy at West Point and is also a Certified Public Accountant.  Mr. Chandler has been a Director on Emtec’s Board since 2005, where he served as Audit Committee Chair from 2005 through 2009.  He presently serves as a Director/Trustee and chairs the Audit Committee of FS Investment Corporation and Franklin Square Energy Partners and serves as a Director on the Board of the Enterprise Center, a nonprofit organization.  Mr. Chandler brings to the Board management, industry and  accounting experience.

Sunil Misra

Chief Strategy Officer.  Mr. Misra, age 52, has been Chief Strategy & Delivery Officer for the Company since October 2009.  From January 2009 to October 2009, Mr. Misra was the CEO of two boutique strategy consulting firms, Verto Partners LLC and RJN International LLC, providing technology advisory services and assisting a large IT outsourcing firm in the divestment of a non-core business unit.  From August 2006 to January 2009, Mr. Misra was a Vice President at Getronics, NA, an IT outsourcing and systems integration subsidiary of KPN, a European telecom provider.  From 1988 to August 2006, Mr. Misra held a number of senior executive positions with global responsibilities at Unisys Corporation.  Earlier in his career, Mr. Misra was with Credit Suisse First Boston and with Skantek Corporation.  Mr. Misra received his bachelor’s and master’s degrees in Electrical Engineering from the Indian Institute of Technology, Delhi, India and Rensselaer Polytechnic Institute in New York, respectively.  Mr. Misra brings to the Board management and industry experience.

Christopher M. Formant

Mr. Formant, age 59, has served as the Senior Vice President of Avaya Inc. and President of Avaya Government Solutions since August 2010.  Mr. Formant joined Avaya in February 2008. Prior to assuming his current position he served as the Senior Vice President of Avaya Inc. and President of Avaya Global Services.  Mr. Formant was previously Executive Vice President and Executive Committee Member at Bearing Point, Inc. from February 2003 to January 2008. Prior to joining Bearing Point, Mr. Formant served as CEO of the technology consulting firm Scient, as senior partner and global banking leader at PriceWaterhouseCoopers LLP and executive vice president at MBNA Corp. Mr. Formant received his MBA from George Washington University. Mr. Formant brings to the Board management and industry experience, as well as the advantage of being an independent director.

Current Directors whose terms expire in 2013

Robert Mannarino	Director since May 24, 2006

Director.  Mr. Mannarino, age 54, is currently the President of Boardroom Associates, a strategy consulting firm.  Mr. Mannarino has held this position since 2005.  Mr. Mannarino is also Vice Chairman of OKS Group, a private multinational outsourcing firm and is a member of the Board of Directors of The Results Companies, a private-equity-backed international CRM services company.  From 2003 to 2006, Mr. Mannarino served as the Chairman, CEO and President of RewardsPlus, a benefits administration outsourcing firm.  From 1997 to 2003, Mr. Mannarino also previously served as the President and Chief Operating Officer of two public companies, ICT Group and CDI Corporation, respectively.  Mr. Mannarino has also served as the Chief Operating Officer of Checkfree’s Investment Services business and held senior positions at ADP and Citigroup.  Mr. Mannarino received an MBA from the University of Chicago Graduate School of Business and a Bachelor of Science Degree in Computer Science from Union College. Mr. Mannarino brings to the Board management, industry and compensation experience, as well as the advantage of being an independent director.  He also utilizes his in-depth management experience in his service on the Audit Committee and Compensation Committee.

Gregory L. Cowan	Director since July 10, 2009

Director.  Mr. Cowan, age 58, is currently the Senior Vice President and Chief Financial Officer of VWR Funding, Inc. (“VWR”). Mr. Cowan has held this position at VWR since June 2009.  Mr. Cowan joined VWR in December 2004.  Prior to assuming his current position, he served as Vice President and Corporate Controller at VWR.   Before joining VWR, Mr. Cowan spent approximately five years at CDI Corporation in various senior financial positions, including Corporate Controller, Senior Vice President and Chief Accounting Officer and Chief Financial Officer. Prior to joining CDI Corporation, he was Vice President of Internal Audit at Crown Cork and Seal Company, Inc. for approximately six years and a senior manager at PricewaterhouseCoopers LLC, where he served in various audit capacities, for eleven years. Mr. Cowan graduated from Rutgers University with a degree in Accounting.  Mr. Cowan brings to the Board both management and accounting experience, as well as the advantage of being an independent director.  He also has in-depth knowledge of finance, accounting and compensation policies in the industry, which he utilizes in his service on the Audit Committee and Compensation Committee.

APPROVAL OF THE EMTEC, INC. AMENDED AND RESTATED 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN
ITEM 2 ON PROXY CARD

Introduction

The Company currently maintains the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Current Plan”), which was adopted by our Board on April 3, 2006, approved by our stockholders at our Annual Meeting on May 8, 2006 and subsequently amended upon the approval of our stockholders at our Annual Meetings on February 2, 2009 and January 20, 2011.   On December 28, 2011, our Board, subject to stockholder approval, amended and restated the Current Plan, and renamed the Current Plan the “Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan” (the “Amended and Restated Plan”).  The Amended and Restated Plan is identical to the Current Plan in all material respects except that (i) if it is approved by our stockholders, the Amended and Restated Plan will continue in effect until December 28, 2021 (unless earlier terminated by the Board) and (ii) the definition of “Fair Market Value” was revised to address how “Fair Market Value” will be determined in the event that our Common Stock is traded on a public market, but bid and asked prices are not available with respect to the Common Stock (the revised definition of “Fair Market Value” is set forth in the summary below).  Under the terms of the Current Plan, 9,543,207 shares of Common Stock have been reserved for issuance, of which 2,813,360 shares are covered by outstanding awards and 6,729,847 shares are available for future grant.  If the Amended and Restated Plan is approved by our stockholders, such shares will be available for grant under the Amended and Restated Plan and no new grant will be made under the Current Plan.

The purpose of the Amended and Restated Plan is to assist the Company and its subsidiaries in attracting and retaining valued employees and non-employee directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such employees and non-employee directors, in each case, through grants of stock options, restricted stock and other stock based awards.  The Board believes that it is in the best interests of the Company and our stockholders for our stockholders to approve the Amended and Restated Plan.

The following is a summary of the Amended and Restated Plan, which is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the Amended and Restated Plan

General.   The Amended and Restated Plan authorizes the grant of options, stock appreciation rights, restricted stock, and deferred stock (collectively called “Awards”).  Options granted under the Amended and Restated Plan may be either “incentive stock options” as defined in section 422 of the Internal Revenue Code (the “Code”), or nonqualified stock options, as determined by the Committee (defined below).

Eligibility.  The Amended and Restated Plan provides that Awards may be granted to any employee or non-employee director of the Company or its subsidiaries.  Incentive stock options may be granted only to employees.

Award Limits. The number of shares authorized for issuance under the Amended and Restated Plan is 9,543,207.  In addition, the maximum number of shares that may be issued upon the exercise of incentive stock options shall not exceed 2,000,000 in the aggregate and the maximum number of shares that may be awarded to a participant pursuant to an Award that is intended to constitute  “qualified performance based compensation” under section 162(m) of the Code (a “Qualified Performance-Based Award”) in any one performance period shall not exceed 2,000,000 in the aggregate.

Administration.  The Amended and Restated Plan is administered by the committee appointed by the Board, and consists of two or more non-employee, outside directors (the “Committee”).  Subject to the other provisions of the Amended and Restated Plan, the Committee has the authority to:

•	interpret the Amended and Restated Plan;
•	establish and amend rules and regulations relating to the Amended and Restated Plan;
•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and
•	make all other determinations it deems necessary or advisable for the administration of the Amended and Restated Plan.

Each Award granted under the Amended and Restated Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the Award and state the terms and conditions to which the Award is subject.  The principal terms and conditions of each particular type of Award are described below.

Subject to adjustment in certain circumstances, as discussed below, the Amended and Restated Plan will authorize up to 9,543,207 shares of Common Stock for issuance pursuant to Awards. If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant.  If there is any change in the Company’s corporate capitalization, the Committee, in its sole discretion, may cancel and make substitutions of Awards or may adjust the number of shares available for award under the Amended and Restated Plan, the number and kind of shares covered by Awards then outstanding under the Amended and Restated Plan and the exercise price of outstanding options and stock appreciation rights.

Options

An option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”).  Each option agreement will specify the exercise price, the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals.

Exercise Price.  The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee and may not be less than the Fair Market Value of a share of Common Stock on the date of grant (not less than 110% of the Fair Market Value of a share of Common Stock on the date of grant in the case of an incentive stock option granted to a Ten Percent Shareholder).  “Fair Market Value” means, on any given date, (i) if the Common Stock is not traded in a public market, the value per share of the Common Stock as determined by the Committee in good faith, in accordance with applicable law and Code Section 409A, or (ii) if the Common Stock is traded in a public market, (x) if the Common Stock is listed on a national securities exchange or traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the closing price for such date on the Nasdaq system or the Nasdaq National Market, or (y) if the Common Stock is traded over-the-counter on the date in question but is not traded on the Nasdaq system or the Nasdaq National Market, such as on the “pink sheets,” then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for the immediately prior trading day by the principal automated inter-dealer quotation system on which the Common Stock is quoted, or, if such bid and asked prices shall not be available, the last reported sale price for the immediately prior trading day, and if no shares of Common Stock were traded on such date, then the last reported sale price on the last previous date on which any shares of Common Stock was so traded.

Term of the Option.  The term of an option granted under the Amended and Restated Plan will be no longer than ten years from the date of grant.  In the case of an incentive stock option granted to a 10% Stockholder, the term will be for no more than five years from the date of grant.

Consideration. The means of payment for shares issued upon exercise of an option will be specified in each option agreement and generally may be made in cash, through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the option (a “cashless exercise”), or with other shares of Common Stock owned by the optionee.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR and the date of exercise.  Any grant shall specify the time or times at which the SAR may become exercisable, the method of settlement (i.e., in cash or shares of Common Stock or a combination thereof) and any other terms and conditions applicable to the SAR.  The term of SAR granted under the Amended and Restated Plan will be no longer than ten years from the date of grant.

Restricted Stock and Deferred Stock

An Award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock which are subject to forfeiture upon specified events during the restriction period.  Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.  Unless otherwise provided in the applicable Award agreement, during the restriction period, the recipient has the right to receive dividends on, and to vote, the shares of restricted stock.

An Award of deferred stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the Award agreement.

General Provisions

Vesting.  Each grant of deferred stock shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals.  Each grant of restricted stock shall specify the duration of the restriction period and any other conditions under which the restricted stock would be forfeitable to the Company, including any applicable performance goals.  Each grant of options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable.

Performance-Based Awards. The Committee may condition the grant and vesting or exercise of options, SARs, restricted stock and deferred stock on the achievement of performance goals established by the Committee.  Performance goals may be established on a Company-wide basis; with respect to one or more subsidiaries, business units, divisions, departments, or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

Qualified Performance-Based Awards.  In the case of Qualified Performance-Based Awards, the applicable performance goals are limited to one or more of the following (as it relates to the Company, any subsidiary, or the division, department or function within the Company or subsidiary in which the participant is employed):

•	specified levels of, or increases in, the Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;
•
earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);
•	net income;
•	sales;
•	sales growth;
•	gross margin;
•	direct margin;
•	share price (including but not limited to growth measures and total stockholder return);
•	operating profit;
•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);
•	inventory turns;
•	financial return ratios;
•	market share;
•	balance sheet measurements such as receivable turnover;
•	improvement in, or attainment of, expense levels;
•	improvement in, or attainment of, working capital levels;
•	debt reduction;
•	strategic innovations;
•	customer or employee satisfaction;
•	individual objectives; and
•
any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company or a subsidiary (or other business unit).

Grants of Qualified Performance-Based Awards are also subject to the following conditions:

•
Only employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be participants for a performance period within the earlier of the (x) first 90 days of a performance period and (y) lapse of 25% of the performance period;

•
The Committee shall establish in writing within the earlier of the (x) first 90 days of a performance period and (y) lapse of 25% of the performance period, and in any event, while the outcome is substantially uncertain, (A) performance goals for the performance period, and (B) in respect of such performance goals, a minimum acceptable level of achievement below which no payment will be made, and an objective formula or other method for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified performance goals.

•
Following the completion of a performance period, the Committee shall review and certify in writing whether, and to what extent, the performance goals for the performance period have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the performance goals and the related formulas or methods. The Committee shall then determine the actual amount payable under each participant’s Award for the performance period, and, in doing so, may reduce or eliminate, unless otherwise and/or to the extent provided in the Award agreement, the amount of the award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee

Nontransferability of Awards.  In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution.  However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options.

Effective Date, Amendments, and Termination of the Amended and Restated Plan.  The Amended and Restated Plan will become effective on the date on which it is approved by the stockholders.  The Board has the authority to amend or terminate the Amended and Restated Plan at any time; provided, however, that stockholder approval is required for any amendment which increases the number of shares of Common Stock subject to the Amended and Restated Plan, decreases the price at which Awards may be granted or extends the maximum term of Awards.  The Amended and Restated Plan will continue until December 28, 2021 unless earlier terminated by the Board.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Amended and Restated Plan.  The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Non-Qualified Options.  A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted.  Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.  Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year.  The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Amended and Restated Plan, non-qualified options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of Common Stock held by the participant.  Payment in Common Stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  The shares of Common Stock received in excess of the number of shares surrendered will have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

Incentive Stock Options.  A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised.  Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction.  If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the excess, if any, of the amount realized over the option price will be treated as taxable income to the participant. The amount of ordinary income recognized by the participant in a disqualifying disposition (and the corresponding deduction to the Company) is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares on the date of exercise and the option price.  Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending upon whether the shares have been held for more than one year).  If the option price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending upon whether the shares have been held for more than one year).

Under the Amended and Restated Plan, incentive stock options may, if permitted under the applicable Award agreement, be exercised in whole or in part with shares of Common Stock held by the participant.  Such an exercise will be treated as a tax-free exchange of the shares of Common Stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares.  Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs.  A participant realizes no taxable income and the Company is not entitled to a deduction when a SAR is granted.  Upon exercising a SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction.

Restricted Stock.  Restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes.  If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock and the Company is not entitled to a deduction at such time.  When the forfeiture restrictions with respect to the restricted stock lapse the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse.  Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares.  By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse.  The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account) less the amount paid therefore, and the Company will be entitled to a corresponding deduction at that time.  By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold.  The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time.  If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the income realized by the participant upon the making of the Section 83(b) election.  To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received, and the participant must also attach a copy of his or her election to his or her federal income tax return for the year in which the shares are received.

Generally, during the restriction period, dividends and distributions paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant.  Dividend payments received with respect to shares of restricted stock for which a Section 83(b) election has been made generally will be treated as dividend income.

Deferred Stock.  A participant realizes no taxable income and the Company is not entitled to a deduction when deferred stock is awarded.  When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction.  A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them.  Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale.  Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding.  The Company is entitled to deduct from the payment of any Award (whether made in stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award.  The Committee may allow a participant to satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation, or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

Section 162(m) Limitations.  The Company’s entitlement to a deduction with respect to any Award is subject to section 162(m) of the Code, which limits the deductibility of compensation paid to certain executive officers, unless such compensation is “performance-based compensation” and meets certain other requirements outlined in Code Section 162(m) and related regulations.  Awards under the Amended and Restated Plan that are Qualified Performance-Based Awards are intended to meet these requirements.

New Plan Benefits.  Because grants of Awards will be made from time to time by the Committee to those persons whom the Committee determines in its discretion should receive grants of Awards, the benefits and amounts that may be received in the future by persons eligible to participate in the Amended and Restated Plan are not presently determinable.

Aggregate Past Grants Under the Current Plan.   As of August 31, 2011, awards covering 2,813,360 shares of the Company’s Common Stock had been granted under the Current Plan.  The following table shows information regarding the distribution of those awards among the persons and groups identified below.

Name and Position	Stock Options	Restricted Stock	Total
Dinesh R. Desai (Chairman, Chief Executive Officer and President)	-	770,773	770,773
Gregory P. Chandler (Chief Financial Officer)	65,000	175,700	240,700
Ronald A. Seitz (Executive Vice President, Education)	-	238,090	238,090
All Other Current Executive Officers	15,000	219,793	234,793
All Current Non-Employee Board Members*	103,333	-	103,333
Sunil Misra (Chief Strategy Officer)	-	159,013	159,013
Christopher M. Formant (Director)	-	-	-
All Other Employees, including Current Officers who are not Executive Officers	233,000	833,658	1,066,658
Cancellations	-	-	-
Total Grants Applied to Current Plan	416,333	2,397,027	2,813,360

*Includes options to purchase our Common Stock held by Messrs. Mannarino and Cowan of 70,000 shares and 30,000 shares, respectively.

The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting and entitled to vote hereon is required for approval of the Amended and Restated Plan.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE EMTEC, INC. AMENDED AND RESTATED 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 3 ON PROXY CARD

Subject to stockholder ratification, the Audit Committee of the Board has appointed the firm of McGladrey & Pullen, LLP (“McGladrey”), as the independent registered public accounting firm, to audit and report on our consolidated financial statements for our fiscal year ending August 31, 2012.  Although the submission to stockholders of the appointment of McGladrey is not required by law or the Company’s Amended and Restated Bylaws, the Audit Committee and the Board believe it is appropriate to submit this matter to stockholders to allow a forum for stockholders to express their views with regard to the Audit Committee’s selection.  In the event the stockholders fail to ratify the appointment, the Audit Committee may reconsider its selection.  Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of McGladrey are expected to attend the Annual Meeting.  They will have the opportunity to speak at the meeting if they desire to do so and will also be available to respond to appropriate questions.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees

The following table sets forth the aggregate fees incurred by us for the fiscal years ended August 31, 2011 and 2010 to our principal auditing firm:

	2011	2010
Audit Fees	$324,700	$332,000
Audit Related Fees	9,000	22,750
Tax Fees	95,250	93,255
All Other Fees	35,090	60,127
Total	$464,040	$508,132

Audit Fees: The Audit Fees for the fiscal years ended August 31, 2011 and 2010 were for professional services rendered for the audits of the financial statements of the Company, quarterly reviews and assistance with the review of documents filed with the Securities and Exchange Commission.

Audit Related Fees:  The Audit Related Fees for the year ended August 31, 2011 were represented professional services rendered in connection with the Company’s Form S-8 and for the year ended August 31, 2010 were represented professional services rendered in connection with the Company’s Form S-8 and response to the comment letter from the Securities and Exchange Commission.

Tax Fees: The Tax Fees for the fiscal years ended August 31, 2011 and 2010 were for permitted services performed in connection with the preparation of federal and state income tax returns. Tax fees also include tax consulting related to the Company’s tax estimates, Internal Revenue Service audit, and tax planning relating to proposed acquisitions.

All Other Fees: All other fees consist of services relating to acquisitions completed during the current year and equity transactions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor.

All the services described above were pre-approved by our Audit Committee.  In accordance with the charter of our Audit Committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the Audit Committee.  In assessing requests for services by the independent auditor, the Audit Committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.

In making its recommendation to ratify the appointment of McGladrey as our auditor for the current fiscal year, the Audit Committee has considered whether the non-audit services provided by McGladrey are compatible with maintaining the independence of McGladrey.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE AUDITORS OF THE COMPANY.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board, and is composed of two independent Directors who are not officers or employees of the Company.  The Audit Committee operates under a written charter that was adopted in July 2006 by the Board. The Audit Committee held five official meetings during the fiscal year ended August 31, 2011.  The Audit Committee Charter can be accessed on the Internet via the Company’s website at www.emtecinc.com.

All current members of the Company’s Audit Committee are independent within the meaning of Rule 10A-3(b)(1) of the Securities and Exchange Commission.  Gregory L. Cowan, the Chairman of the Audit Committee meets the definition of “audit committee financial expert” (as defined by the Securities and Exchange Commission).

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board.  Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”).  The Company’s independent auditors are responsible for auditing those financial statements.  The Audit Committee’s responsibility is to monitor and review these processes.  It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures.

In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with the independent auditors.  The Audit Committee has also discussed with the independent auditors for the Company other such matters as are required to be discussed under auditing standards generally accepted in the United States.

The Audit Committee has received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent auditors their independence.  The Audit Committee reviews and approves any non-auditing services to be provided by McGladrey & Pullen, LLP prior to the firm being retained to perform such services.

The Audit Committee members are not employees of the Company and are not auditors by profession.  Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectively and in conformity with GAAP and on the representations of the independent auditors included in their report on the Company’s financial statements.  The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.  Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States) or that the Company’s independent accountants are in fact “independent.”

The Audit Committee has reappointed, subject to stockholder ratification, the firm of McGladrey & Pullen, LLP, certified public accountants, as the Company’s independent registered public accounting firm to audit and report upon the Company’s financial statements for 2012.  In appointing McGladrey & Pullen, LLP as the Company’s auditors for the year ending August 31, 2012, the Audit Committee has considered whether McGladrey & Pullen, LLP’s provision of services other than audit services are compatible with maintaining their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended August 31, 2011 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
GREGORY L. COWAN, CHAIRMAN
ROBERT J. MANNARINO

EXECUTIVE COMPENSATION

Our executive compensation program is based on principles designed to align executive compensation with our business strategy of creating wealth for our stockholders and creating long-term value for the business.  The Compensation Committee believes that executive compensation tied to the execution of a sound business strategy achieves stockholder value. Our compensation policy for executives is intended to further our interests, as well as those of our stockholders, by encouraging growth of our business through securing, retaining and motivating management employees of a high caliber who possess the skills necessary to our development and growth. On May 9, 2011, we extended the term of the Company’s employment agreement with our Chief Financial Officer until April 30, 2012.  On July 22, 2011, we entered into an employment agreement with our Chief Executive Officer and granted him a restricted stock award covering 500,000 shares of the Company’s common stock. For more information on the terms of these employment agreements, see the section entitled “Employment Agreements” below.  For more information on the restricted stock grant to our Chief Executive Officer, see the section entitled “Equity-Based Incentive Compensation” below.

The following disclosure provides an overview of the compensation for the 2011 fiscal year of our Chief Executive Officer and our two most highly compensated executive officers (other than our Chief Executive Officer) who were serving as executive officers as of the end of the 2011 fiscal year.

Summary Compensation Table

The following table sets forth the aggregate compensation that we paid for services rendered by our named executive officers during the fiscal years ended August 31, 2011 and August 31, 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Dinesh R. Desai Chairman, Chief Executive	2011	450,000	-	220,633	-	4,123	674,756
Officer and President	2010	450,000	-	46,500	97,628	365,400	959,528
Ronald A. Seitz	2011	320,000	-	27,377	-	36,752	384,129
Executive Vice President	2010	304,350	-	43,313	65,777	36,061	449,501
Gregory Chandler	2011	275,000	100,000	24,832	-	-	399,832
Chief Financial Officer	2010	275,000	-	13,750	59,661	3,067	351,478

(1)
The amount in this column represents a discretionary cash bonus paid to our Chief Financial Officer.  This bonus was awarded to our Chief Financial Officer by the Company in recognition of his contributions to securing our new mezzanine capital and in closing three acquisitions during fiscal 2011.  This bonus was not part of our annual management bonus program.

(2)
Amounts shown represent the grant date fair value of restricted stock awards granted in the 2011 fiscal year, as well as the grant date value of restricted stock awards granted in the 2010 fiscal year, in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“FASB ASC Topic 718”).  The fair value amounts are determined as of the grant date of the restricted stock award (excluding amounts for forfeitures).  For a detailed discussion of our grant date fair value calculation methodology, including assumptions and estimates inherent therein, please refer to Note 12 of financial statements included in our Form 10-K for the year ended August 31, 2011.

(3)
Amounts in this column represent the cash portion of the bonuses earned by our named executive officers in fiscal year 2010 under our Senior Management Annual Incentive Plan.  There were no bonuses earned under our Senior Management Annual Incentive Plan in fiscal year 2011.

(4)	The amounts reported for each of the named executive officers in “All Other Compensation” are shown below:

Name	Year	Perquisites and Other Personal Benefits ($) (a)	Promissory Notes ($) (b)	Company Contributions to 401(k) Plan ($)	Total ($)

Dinesh R. Desai	2011	-	-	4,123	4,123
	2010	7,810	352,539	5,051	365,400
Ronald A. Seitz	2011	33,000	-	3,752	36,752
	2010	33,000	-	3,061	36,061
Gregory Chandler	2011	-	-	3,067	3,067
	2010	-	-	3,067	3,067

(a)	Amounts shown in this column include the following for each named executive officer:

Name	Year	Automobile Allowance ($)	Club Dues ($)	Cash Allowance ($)	Total ($)

Dinesh R. Desai	2011	-	-	-	-
	2010	-	7,810	-	7,810
Ronald A. Seitz	2011	15,000	-	18,000	33,000
	2010	15,000	-	18,000	33,000
Gregory Chandler	2011	-	-	-	-
	2010	-	-	-	-

(b)	See “Other Material Items of Compensation and Perquisites” below and “Certain Relationships and Related Transactions” for more information about the amounts in these columns.

Narrative Disclosure to Summary Compensation Table

Annual Bonus Compensation

During the 2011 fiscal year, each of the named executive officers participated in the Senior Management Annual Incentive Plan (the “Incentive Plan”), under which they were eligible to receive annual bonuses based on our achievement of annual performance goals and their achievement of individual performance goals.  In addition, Mr. Seitz was eligible to earn a bonus based on his achievement of performance goals related specifically to our Education business (with a maximum bonus related to the Education business of 50% of his base salary).  The performance goals for any fiscal year may be based on individual objectives, net income before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share (“EPS”), business unit or departmental objectives, some combination of the foregoing or any other performance factors or ratios as the Compensation Committee may determine appropriate. Because of the discretion retained by the Compensation Committee to make adjustments to EBITDA in determining whether performance goals have been achieved, the Company’s Adjusted EBITDA reported in its public disclosures will not necessarily be the same as the Company’s Adjusted EBITDA for purposes of the Incentive Plan.

Each named executive officer’s maximum bonus opportunity under the Incentive Plan is based on a percentage of his base salary or a specific dollar amount.

Bonuses for the 2011 fiscal year under the Incentive Plan were based on (i) specific individual objectives as established by the Compensation Committee after the approval of the Annual Budget, (ii) the Company’s attainment of specified levels of EBITDA, taking into account the effect of various acquisitions and prior to the payment of executive bonuses, stock based expenses, merger and acquisition related fees, and non cash extraordinary items (“Adjusted EBITDA”) and (iii) the Company’s earnings per share, calculated prior to executive  bonuses, stock based expenses, merger and acquisition related fees and non cash extraordinary items, and adjusted for an effective tax rate (“Adjusted EPS”).  Fifteen percent (15%) of the 2011 fiscal year bonus under the Incentive Plan was based on individual objectives, seventy percent (70%) of the 2011 fiscal year bonus under the Incentive Plan was based on the attainment of Adjusted EBITDA and the remaining fifteen percent (15%) was based on the attainment of Adjusted EPS. The Compensation Committee approved the following maximum bonus opportunities and payment forms under the Incentive Plan for the named executive officers for the 2011 fiscal year:

Name	2011 Maximum Bonus Opportunity	% Cash	% Restricted Stock
Dinesh R. Desai, Chairman, President and Chief Executive Officer	100% of Base Salary	70%	30%
Ronald A. Seitz, Executive Vice President	50% of Base Salary	70%	30%
Gregory Chandler – Chief Financial Officer	100% of Base Salary	70%	30%

The Compensation Committee did not establish target bonus opportunities under the Incentive Plan for the named executive officers for the 2011 fiscal year.  Instead, each named executive officer was provided the opportunity to earn a bonus under the Incentive Plan up to the amount set forth opposite his name on the table above based on the achievement of the relevant performance goals.  In order to achieve the maximum bonus under the Incentive Plan for the 2011 fiscal year, all individual objectives were required to be achieved and the Company's Adjusted EBITDA and EPS were required to be at least $9,540,000 and $0.17, respectively.

For the 2011 fiscal year, the Company did not meet the minimum threshold for Adjusted EBITDA of $7,716,000 or the required EPS of $0.17 (which was an “all or nothing” target), though certain individual objectives were met during the year.  However, because of the performance of the Company during the 2011 fiscal year, the Compensation Committee exercised its discretion under the Incentive Plan and decided not to award the named executive officers any annual bonuses under the Incentive Plan for the 2011 fiscal year.  The Compensation Committee also exercised its discretion and decided not to pay any bonus compensation to Mr. Seitz for the 2011 fiscal year with respect to our Education business.

Equity-Based Incentive Compensation

On July 22, 2011, the Company granted Mr. Desai a restricted stock award under the Company’s 2006 Stock-Based Incentive Compensation Plan (the “Plan”) covering 500,000 shares of Common Stock (the “Award”).  Subject to Mr. Desai’s continued employment with the Company from the grant date through the applicable vesting date, 166,667 shares subject to the Award will become vested on each of July 22, 2012 and July 22, 2013 and 166,666 shares subject to the Award will become vested on July 22, 2014; subject to the occurrence of a “triggering event” prior to the vesting date.  For purposes of the Award, a “triggering event” means the first to occur of (i) the completion of a round of outside institutional investment (excluding senior debt or a senior line of credit)  of not less than $10 million on or before July 1, 2012, a portion of which is used to pay down the Company’s senior debt and (ii) the last day of the first fiscal year, beginning with the fiscal year ended August 31, 2011, in which both (a) the Company’s gross profit percentage from its services business equals or exceeds 50% and (b) the Company’s gross profit from its services business exceeds the Company’s gross profit from its products business.  The Company’s new mezzanine capital financing constituted a triggering event, and therefore the Award is eligible to vest as described above.

In addition to the general vesting schedule provided above, the Award will become fully vested upon the occurrence of (i) a change in control, (ii) a firm commitment underwritten public offering of the Company’s equity securities that results in either public float of not less than $75,000,000 or the listing of the Company’s equity securities on a national securities exchange or (iii) the date on which the aggregate amount of cash dividends paid on the Common Stock on and after July 22, 2011 equals or exceeds $2.50.

In the event that Mr. Desai’s employment terminates for any reason, the unvested portion of the Award will be forfeited.

Mr. Desai has all of the rights of a holder of Common Stock with respect to the Award, including the right to vote and receive dividends; provided, however, that any dividends payable with respect to the unvested portion of the Award will be subject to the same restrictions as the portion of the Award to which it relates (with any such cash dividends to be held by the Company in its general assets until vesting occurs).  To the extent that the Compensation Committee determines that the Company has a sufficient cash reserve, Mr. Desai may direct the Company to withhold shares of Common Stock underlying the Award that would otherwise be released upon the vesting of the Award to satisfy his tax withholding obligations in connection with the Award.

Other Material Items of Compensation and Perquisites.

Dinesh Desai

On February 5, 2007 in connection with the termination of a Management Services Agreement between Emtec Federal and DARR Global Holdings, Inc. (“DARR Global”), Emtec Federal issued a subordinated promissory note to DARR Global. Mr. Desai is the sole shareholder of DARR Global.  The principal amount of the note was $1,002,900, and interest on the unpaid principal amount was payable at a rate of five percent (5%) per annum.  The note reached maturity on August 5, 2010 and all outstanding principal and interest was repaid on that date.  During the 2010 fiscal year, Emtec Federal paid a total of $352,539 in interest and principal on this note.  Such amount is reported in the “All Other Compensation” column of the Summary Compensation Table.

Employment Agreements

Dinesh Desai

On July 22, 2011, the Company entered into an employment agreement with Mr. Desai (the “Desai Agreement”).  The term of the Desai Agreement commenced on July 22, 2011 and expires on August 31, 2013 (unless terminated earlier).  Beginning on August 31, 2013 and continuing on each two year anniversary thereof, the term of the Desai Agreement will automatically renew for an additional two years, unless terminated earlier or unless either party provides the other with at least 90 days advance written notice of non-renewal.  Pursuant to the Desai Agreement, Mr. Desai will serve as the Chief Executive Officer of the Company and will report directly to the Board or its designee.  Mr. Desai’s base salary is $450,000 per annum, which will be increased to $475,000 per annum commencing July 22, 2012.  Thereafter, Mr. Desai’s base salary will be subject to increase at the discretion of the Board.  During the term of the Desai Agreement, Mr. Desai will be eligible to participate in the Company’s executive bonus plans and shall have a target bonus opportunity of 100% of base salary.  Under the terms of the Desai Agreement, Mr. Desai is prohibited from competing against us, and from soliciting any of our customers, suppliers, employees or consultants, during his employment and for a period of two years thereafter.   The Desai Agreement also contains confidentiality, ownership and assignment of intellectual property and mutual non-disparagement provisions.  Following his termination of employment, Mr. Desai may be entitled to receive certain payments and benefits from us, as described below in the section entitled “Potential Payments on Termination or Change in Control.”

Ronald Seitz

On February 25, 2009, we entered into an employment agreement with Ronald Seitz.  In addition, on August 24, 2010, Mr. Seitz’s employment agreement was amended to (i) extend the term of the agreement through August 31, 2012, (ii) reflect a change in his title, (iii) increase his base salary and (iv) revise his bonus structure.  Pursuant to the agreement, Mr. Seitz is employed as  the Executive Vice President Client Services – Education.  Mr. Seitz is entitled to receive a base salary of $320,000 and is also entitled to receive an annual automobile allowance of $15,000 (payable in equal monthly installments), reimbursement for automobile related expenses, an annual cash payment of $12,000 (payable in equal monthly installments) and a monthly cash allowance of $500.  In addition, Mr. Seitz is eligible to earn an annual bonus equal to 50% of his base salary.  Half of this bonus will be based on goals established under the Incentive Plan and the remaining half of this bonus will be based on objectives related to Mr. Seitz’s area of responsibility, as agreed upon by the Company and Mr. Seitz.  Under the terms of the agreement, Mr. Seitz is prohibited from competing against us, and from soliciting any of our customers, suppliers or employees, during his employment and for a period of two years thereafter.  The agreement also contains confidentiality, ownership and assignment of intellectual property and non-disparagement provisions.  Following his termination of employment, Mr. Seitz may be entitled to receive certain payments and benefits from us, as described below in the section entitled “Potential Payments on Termination or Change in Control.”

Gregory Chandler

On April 30, 2009, we entered into an employment agreement with Gregory Chandler, pursuant to which Mr. Chandler serves as the Chief Financial Officer of the Company.  On May 9, 2011, we extended the term of the agreement so that it terminates on April 30, 2012, although it may be extended annually for additional one-year periods thereafter with the mutual consent of the parties.  Under the terms of this agreement, Mr. Chandler is entitled to receive a base salary of $275,000. In addition, Mr. Chandler is entitled to participate in the Company’s Incentive Plan.    Under the terms of the agreement, Mr. Chandler is prohibited from competing against us, and from soliciting any of our customers, suppliers or employees, during his employment and for a period of two years thereafter.  The agreement also contains confidentiality, ownership and assignment of intellectual property and non-disparagement provisions.  Following the termination of his employment, Mr. Chandler may be entitled to receive certain payments and benefits from us, as described below in the section entitled “Potential Payments on Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

 The table below sets forth the number of securities underlying outstanding option awards and restricted stock awards for each named executive officer as of August 31, 2011.

		Option Awards			Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
(a)		(b)	(e)	(f)	(g)	(h)
Dinesh R. Desai	12/6/2010				40,231 (2)	32,185
	7/22/2011				500,000 (3)	400,000
Gregory P. Chandler	5/5/2009				68,750 (4)	55,000
	12/6/2010				24,586 (5)	19,669
	10/19/2006	20,000	$1.22	10/19/2016
	11/6/2006	20,000	$1.24	11/6/2016
	11/26/2007	10,000	$0.65	11/26/2017
	11/26/2008	10,000	$0.33	11/26/2018
	5/5/2009	5,000	$0.65	5/5/2019
Ronald A. Seitz	12/6/2010				27,106 (6)	21,685

(1)	In accordance with SEC rules, the values shown in this column are based on the closing market price of our Common Stock as of August 31, 2011, which was $.80 per share.

(2)	Represents a restricted stock award granted to Mr. Desai on December 6, 2010. All of these shares vested on December 6, 2011.

(3)
Represents a restricted stock award granted to Mr. Desai on July 22, 2011.  166,667 of these shares are scheduled to vest on July 22, 2012.  166,667 of these shares are scheduled to vest on July 22, 2013.  166,666 of these shares are scheduled to vest on July 22, 2014.

(4)
Represents a restricted stock award granted to Mr. Chandler on May 5, 2009.  34,375 of these shares are scheduled to vest on April 30, 2012.  34,375 of these shares are scheduled to vest on April 30, 2013.

(5)	Represents a restricted stock award granted to Mr. Chandler on December 6, 2010. All of these shares vested on December 06, 2011.

(6)	Represents a restricted stock award granted to Mr. Seitz on December 6, 2010. All of these shares vested on December 6, 2011.

Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified 401(k) savings plan for all employees who are at least 20 years of age.  Eligible employees may enter the plan on the first day of any calendar quarter following their date of hire.  Eligible employees may contribute between 2% and 75% of their annual compensation to the plan.  We match 25% of the first 6% of compensation contributed by employees.  Participants are vested 20% in matching contributions after 2 years of service and vest an additional 20% after each subsequent year of service, becoming fully vested in matching contributions after 6 years of service.  Messrs. Desai, Seitz and Chandler currently participate in this plan.

Potential Payments on Termination or Change in Control

Dinesh Desai

Under the terms of the Desai Agreement, in the event that Mr. Desai’s employment is terminated without “cause” (including a termination in connection with the Company’s failure to renew the Desai Agreement) or for “good reason,” in either case, not within two years following a “change in control,” Mr. Desai will be entitled to receive the following payments and benefits:  (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) continued base salary for a period of 12 months; (iii) continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 18 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iv) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.  In the event that Mr. Desai’s employment is terminated without “cause” (including a termination in connection with the Company’s failure to renew the Desai Agreement) or for “good reason,” in either case, within two years following a “change in control,” Mr. Desai will be entitled to receive the following payments and benefits:  (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) a lump sum payment equal to two times the sum of Mr. Desai’s base salary and target bonus opportunity (such amount will be paid in equal bi-monthly installments over the 12 month period following Mr. Desai’s termination of employment if required under the Internal Revenue Code); (iii) continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 18 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iv) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.  In addition, in the event that Mr. Desai’s employment is terminated due to death or “disability,” Mr. Desai (or his estate or personal representative, as applicable) will be entitled to receive the following payments and benefits:   (i) a pro-rata bonus for the year of termination, based on actual performance; (ii) solely in the event of a termination due to disability, continued COBRA coverage (less the amount that an active employee would be required to pay for such coverage) for up to 12 months, but not beyond the date on which Mr. Desai is eligible for comparable coverage under another employer-provided plan; and (iii) all unvested restricted stock awards granted to Mr. Desai in respect of an annual bonus award will become fully vested.

Mr. Desai’s receipt of the severance benefits described above (other than in the case of death or disability) is conditioned on his execution and non-revocation of a release of claims.  In addition, the Company’s obligation to pay any severance benefits to Mr. Desai will immediately cease upon his breach of any of the restrictive covenants set forth in the Desai Agreement.  These covenants generally restrict Mr. Desai from (i) competing against the Company during his employment and for two years thereafter; (ii) soliciting the Company’s employees, consultants, suppliers and customers during employment and for two years thereafter; (iii) making disparaging statements about the Company and its subsidiaries and their respective officers and directors; and (iv) disclosing the Company’s confidential information.

“Good Reason” is generally defined in the Desai Agreement as (i) a material adverse change in the duties, responsibilities or effective authority of Mr. Desai; (ii) a material reduction in Mr. Desai’s base salary; or (iii) a material adverse change (i.e., more than 30 miles) in the geographic location of Mr. Desai’s primary office.  A “change in control” is defined in the Desai Agreement to generally mean (i) the acquisition by a person or group of more than 50% of our voting securities; or (ii) a sale of all or substantially all of our assets.

Ronald Seitz

Pursuant to his employment agreement, Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of his employment agreement, Mr. Seitz will be entitled to any earned but unpaid base salary (including unused vacation time except in the case of a termination by the Company for cause) through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of such plan, policy, program or practice. If, during the term of his employment agreement, Mr. Seitz’s employment is terminated by the Company without cause, by Mr. Seitz for Good Reason (as defined below) or due to Mr. Seitz’s death or disability, he is entitled to receive his base salary until the date that is 12 months following his termination of employment and a pro-rata bonus payment for the year of his termination.  Except in the case of a termination due to death or disability, Mr. Seitz’s receipt of continued base salary is subject to his execution of a release of claims in favor of us.  If, following a change in control that involves the sale of our assets, Mr. Seitz is offered a position with the acquiring company or its affiliates on terms that are no less favorable than those in effect prior to the change in control, Mr. Seitz will not be entitled to any severance payments upon his termination of employment in connection with the change in control.  Mr. Seitz is not contractually entitled to any special benefits upon a change in control.

“Good Reason” is defined in Mr. Seitz’s employment agreement as a material reduction in Mr. Seitz’s base salary following a change in control from the rate in effect immediately prior to the change in control.  A “change in control” is defined in Mr. Seitz’s employment agreement to generally mean (i) the acquisition by a person or group of more than 50% of our voting securities, (ii) a sale of more than 75% of our assets during a 12 month period, (iii) a merger, reorganization or consolidation that results in our stockholders owning less than 50% of the voting securities of the surviving entity and (iv) our complete liquidation or substantial dissolution.

Greg Chandler

Pursuant to his employment agreement, Mr. Chandler’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of his employment agreement, Mr. Chandler will be entitled to any earned but unpaid base salary (including unused vacation time except in the case of a termination by the Company for cause) through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of such plan, policy, program or practice. If, during the term of his employment agreement, Mr. Chandler’s employment is terminated by the Company without cause, by Mr. Chandler for Good Reason (as defined below)  or due to Mr. Chandler’s death or disability, he is entitled to receive any earned but unpaid bonus with respect to any fiscal year of the Company ending prior to the date of termination and a pro-rata bonus payment for the year of his termination.  In addition, if Mr. Chandler’s employment is terminated by the Company without cause or by Mr. Chandler for Good Reason, he is entitled to receive his base salary until the date that is 12 months following his termination of employment, subject to his execution of a release of claims in favor of us.  In the event of termination due to death or disability, Mr. Chandler will also fully vest (100%) in the outstanding unvested restricted stock granted to him in connection with the execution of his employment agreement.  If, following a change in control that involves the sale of our assets, Mr. Chandler is offered a position with the acquiring company or its affiliates on terms that are no less favorable than those in effect prior to the change in control, Mr. Chandler will not be entitled to any severance payments upon his termination of employment in connection with the change in control.  Mr. Chandler is not contractually entitled to any special benefits upon a change in control.

“Good Reason” is defined in Mr. Chandler’s employment agreement as a material reduction in Mr. Chandler’s base salary following a change in control from the rate in effect immediately prior to the change in control.  A “change in control” is defined in Mr. Chandler’s employment agreement to generally mean (i) the acquisition by a person or group of more than 50% of our voting securities, (ii) a sale of more than 75% of our assets during a 12 month period, (iii) a merger, reorganization or consolidation that results in our stockholders owning less than 50% of the voting securities of the surviving entity and (iv) our complete liquidation or substantial dissolution.

Risk Assessment

The Company has reviewed its compensation policies and practices for all employees and concluded that any risks arising from the policies and programs are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

The table below summarizes the compensation paid by us to each non-employee director for the fiscal year ended August 31, 2011.  Directors who are also employees are not entitled to any additional compensation for their service as a director.

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)(1)	Total ($)
(a)		(b)	(c)	(d)	(e)
Robert Mannarino	2011	29,250	-	7,016	36,266
Gregory L. Cowan	2011	26,450	-	7,016	33,466

(1)           Amounts shown represent the grant date fair value for option awards and stock awards granted during the 2011 fiscal year, calculated in accordance with FASB ASC Topic 718 (excluding amounts for forfeitures).  The fair value of all the option awards was estimated using the Black-Scholes option-pricing model.  We use the Black-Scholes formula to calculate an assumed value of the options for compensation expense purposes.  Because the formula uses assumptions, the fair values calculated are not necessarily indicative of the actual values of the stock options. For fiscal year 2011, the assumptions used were: a dividend yield of 0%; a risk-free interest rate of 1.53%; an expected life of five years; and stock price volatility of 90.3%.  As of August 31, 2011, Messrs. Mannarino, and Cowan held options to purchase 70,000 and 33,333 shares of our Common Stock, respectively.

Narrative Disclosure to Director Compensation Table

Our non-employee directors’ compensation structure is as follows:

☐	Annual cash retainer of $10,000 (paid quarterly);

☐
Cash fee of $1,000 for each regular meeting of the Board, each Annual Meeting of Stockholders and each special meeting of the Board attended in person (a fee of $500 is paid if such meeting is attended telephonically); and

☐	Cash fee of $200 for each management meeting attended in person (a fee of $100 is paid if such meeting is attended telephonically).

Additionally, each non-employee director receives an annual grant of stock options to purchase 10,000 shares of our Common Stock.  Our non-employee directors are also reimbursed for out-of-pocket expenses incurred for each Board meeting or committee meeting attended and any other expenses incurred while working in their capacity as a Board member.

Our non-employee directors also receive compensation for serving on our Audit Committee and our Compensation Committee. Our Audit Committee chairperson receives an annual retainer of $4,000 (paid quarterly) and each other member of the Audit Committee receives an annual retainer of $2,400 (paid quarterly). Our Compensation Committee chairperson receives an annual retainer of $2,800 (paid quarterly) and each other member of our Compensation Committee receives an annual retainer of $1,600 (paid quarterly). The members of our Audit Committee and Compensation Committee receive a fee of $500 for each committee meeting attended in person and $250 for each committee meeting attended telephonically.   Other than meeting fees, all director compensation is paid on a pro rata basis to any director who joins the Board in the middle of our fiscal year.

MANAGEMENT

The following table sets forth certain information as to each of our executive officers:

Name	Age	Positions and Offices Presently Held
Dinesh R. Desai	62	Chairman of the Board, Chief Executive Officer and President
Gregory P. Chandler	45	Chief Financial Officer
Sunil Misra	52	Chief Strategy & Delivery Officer
Brian Mandel	54	Executive Vice President – Public Sector
Ronald A. Seitz	64	Executive Vice President, Education
Sam Bhatt	44	Vice President of Finance and Secretary
George Houck	50	Chief Accounting Officer

Dinesh R. Desai.  Described as a director above.

Gregory P. Chandler. Described as a director above.

Sunil Misra.  Described as a director nominee above.

Brian Mandel.  Since March 2010, Mr. Mandel has been Executive Vice President – Public Sector.  From April 2008 to January 2010, Mr. Mandel was Executive Vice President of Public Sector for Keane, Inc, a systems integration and consulting company.  From March 1995 to April 2008, Mr. Mandel worked at Unisys Corporation where he served clients in the public sector in a variety of roles culminating with his position as Vice President and Managing Partner within Public Sector.  Over the entire duration of his tenure at Unisys, he held various positions within the consulting services business including program leadership, geographic leadership and operational leadership.  Mr. Mandel graduated from Temple University with a bachelor’s degree in Business Administration and received an MBA from Villanova University, both conferred with high honors.

Ronald A. Seitz.  Since August 2010, Mr. Seitz has been Executive Vice President, Education.  Between March 2006 and August 2010, Mr. Seitz had been President of Emtec Systems.  Between August 5, 2005 and March 2006, Mr. Seitz was President of Emtec – Southeast Operations.  Prior to August 5, 2005, he was our President and Chief Operating Officer since February 2003 and Executive Vice-President and a Director since January 17, 2001 and Executive Vice President of Emtec-NJ since March 1996.  Prior to March 1996, he was the Chief Operating Officer of Emtec-NJ. He has been a Director of Emtec-NJ since April 1995.  Mr. Seitz founded of Charleston, South Carolina-based Computer Source, Inc. (“CSI”) in 1980.  CSI primarily provided microcomputer systems, network integration, and data communications to mid-size and Fortune 1000 corporations.  In April 1995, CSI merged with Landress Information Systems of Mt. Laurel, New Jersey to become Emtec-NJ. Prior to founding CSI, Mr. Seitz was employed for six years as an engineer with the U.S. government in Washington, DC.  He graduated from North Carolina State University with a Bachelor of Science degree and from George Washington University with an MBA in computer science.  Mr. Seitz also holds a DMD degree from the Dental School at the Medical University of South Carolina.

Sam Bhatt.  Since August 2005, Mr. Bhatt has been Vice President of Finance and Secretary. Prior to August 2005, he was our Vice President of Finance and Treasurer of Emtec since January 2001 and of Emtec-NJ since July 2000.  Prior to that and from July 1997, he was Director of Accounting for Emtec-NJ. He also held the positions at Emtec-NJ of Accounting Manager (from 1994 to July 1997) and of Senior Accountant (from 1992 to 1994).  Mr. Bhatt holds a Bachelor of Science Degree in business administration from Drexel University in Pennsylvania and a Diploma in Hotel Management from the Institute of Hotel Management and Catering Technology in Mumbai, India.

George Houck.  Since November 2011, Mr. Houck has been Chief Accounting Officer of the Company. From September 2010 to November 2011, Mr. Houck was Director of Financial Reporting and Controller of the Federal Business for the Company.  From July 2008 to September 2010, Mr. Houck served as an accounting consultant for various companies including Emtec.  From September 2004 to July 2008, Mr. Houck provided advisory services with KPMG as a Manager in the transaction services group.  Other prior positions held by Mr. Houck include Senior Manager for Haverford Capital Advisors, Manager and Managing Director for Acquisition Management Services and a Manager in KPMG’s tax department. Mr. Houck graduated from Villanova University with a Bachelor’s degree in accounting and is a licensed Certified Public Accountant.

STOCK OWNERSHIP

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 29, 2011, based on information obtained from the persons named below, with respect to the beneficial ownership of our Common Stock held by:

•	each person known by us to be the owner of more than 5% of our outstanding shares;

•	each director and director nominee;

•	each executive officer named in the Summary Compensation Table; and

•	all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class
Dinesh R. Desai	10,097,785	(3)	54.8%
Gregory Chandler	260,700	(4)	1.5%
Sunil Misra	178,413	(5)	1.0%
Ronald A. Seitz	923,713	(6)	5.2%
Robert Mannarino	110,000	(7)	0.6%
Gregory L. Cowan	43,333	(8)	0.2%
Christopher M. Formant	20,000	(9)	0.1%
Keith Grabel	1,087,428	(10)	6.2%
Mary Margaret Grabel	955,622	(11)	5.4%
NewSpring SBIC Mezzanine Capital II, L.P.	903,606	(12)	5.0%
All executive officers and directors as a group (10 persons)	11,877,637		61.6%

(1)	Each stockholder’s address is c/o Emtec, Inc., 11 Diamond Road, Springfield, NJ 07081, unless otherwise indicated.

(2)
As used herein, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security.  Except as otherwise indicated, all persons named herein have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law and (ii) record and beneficial ownership with respect to their shares; also includes any shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days of December 29, 2011.

(3)
9,024,221 shares, including 1,401,733 shares issuable upon exercise of a warrant, are held by Mr. Desai through DARR Westwood LLC in which he is the sole member.  600,000 shares are held by DARR Westwood LLC through DARR Emtec LLC.  Mr. Desai is the sole member of DARR Westwood LLC and may be deemed to have a beneficial ownership over the shares in DARR Emtec LLC beneficially owned by DARR Westwood LLC, however, Mr. Desai disclaims beneficial ownership of the shares except to the extent of his pecuniary interest.  Also includes: (i) 114,919 shares of restricted stock granted on  November 3, 2006 which vest over a four-year period, (ii) 69,583 shares of restricted stock granted on November 26, 2008 which vest over a one-year period, (iii) 46,040 shares of restricted stock granted on December 15, 2009 which vest over a one-year period, (iv) 40,231 shares of restricted stock granted on December 9, 2010, (v) 500,000 of restricted stock granted on July 22, 2011 which vest over a three-year period and (vi) 302,791 shares of Common Stock purchased by Mr. Desai on the open market and private transactions.

(4)
Includes 137,500 shares of restricted stock granted on May 5, 2009 which vest over a four-year period on  April 30 of each subsequent year, 13,614 shares of restricted stock granted on December 15, 2009 which vest over a one-year period, 24,586 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 65,000 shares issuable upon exercise of options and includes 20,000 shares of Common Stock purchased by Mr. Chandler on the open market and private transactions.  Mr. Chandler disclaims ownership of 10,000 shares of Common Stock purchased on the open market by his wife.

(5)
Includes 137,500 shares of restricted stock granted on  December 1, 2009 which vest over a four-year period on October 19 of each subsequent year, 21,513 shares of restricted stock granted on December 9, 2010 which vest over a one-year period and 19,400 shares of Common Stock purchased by Mr. Misra on the open market and private transactions.

(6)
Includes 332,858 shares owned by Carla Seitz, Mr. Seitz’s spouse.  Mr. Seitz disclaims any beneficial interest in these shares.  Also includes 100,806 shares of restricted stock granted on February 5, 2007 which vest over a four-year period, 67,294 shares of restricted stock granted on November 26, 2008 which vest over a one-year period, 42,884 shares of restricted stock granted on December 15, 2009 which vest over a one-year period and 27,106 shares of restricted stock granted on December 9, 2010 which vest over a one-year period.

(7)	Includes 80,000 shares issuable upon exercise of options and 30,000 shares of Common Stock Mr. Mannarino purchased on the open market.

(8)	Includes 43,333 shares issuable upon exercise of options.

(9)	Includes 20,000 shares issuable upon exercise of options.

(10)
Includes 100,806 shares of restricted stock granted on February 5, 2007, of which 50,403 were vested through April 16, 2009 and remaining 50,403 shares were forfeited upon expiration of Mr. Grabel’s employment agreement.  Furthermore, includes 87,026 shares of restricted stock granted on December 9, 2009 which vested on December 10, 2009.  Mr. Grabel’s address is

(11)	Mrs. Grabel’s address is 5 Highlander Drive, Scotch Plains, New Jersey 07076.

(12)	Includes 903,606 shares issuable upon exercise of a warrant. The address of NewSpring SBIC Mezzanine Capital II, L.P. is Radnor Financial Center, 555 Lancaster Avenue, Suite 520, Radnor, PA 19087.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below are the related party transactions which occurred during the fiscal years ended August 31, 2011 and 2010.  It is our policy that all related party transactions are reviewed and approved by the Company’s Audit Committee.  Certain of the transactions described below are pursuant to contractual arrangements entered into by Darr Westwood Technology Corporation (“Darr”) prior to its merger with the Company in 2005.

We occupy approximately 43,000 square feet of office and warehouse space in Springfield, New Jersey.  This space is leased from Westwood Property Holdings, LLC, in which Mr. Keith Grabel, a former director of the Company and our second largest stockholder, and Mr. David Micales, our Senior Vice President, are members.  The original lease term was through April 2009 with monthly base rent of $15,000. We exercised the option to extend the lease for an additional five year term through April 2014, with monthly base rent of $17,250.

We occupy office and warehouse space in a 70,000 square foot building in Suwannee, Georgia.  This space is leased from GS&T Properties, LLC, in which Mr. Ronald Seitz, an executive officer of our company, is a passive investor and owns an approximate 10% equity interest.  The original lease term for approximately 26,000 square feet was through November 2009 with monthly base rent of $15,832.  We exercised the option to extend the lease as well as expanding the leased space to approximately 36,000 square feet for an additional five year term through November 2014, with a monthly base rent of $20,816.

Other Agreements

5% Subordinated Note payable to DARR Global Holdings, Inc.  On February 5, 2007 in connection with the termination of a Management Services Agreement between it and DARR Global Holdings, Inc. (“DARR Global”), Emtec Federal issued a subordinated promissory note to DARR Global. The principal amount of the note is $1,002,900.  The note reached maturity on August 5, 2010 and all outstanding principal and interest was repaid on that date.

Letter Agreement with DARR Westwood LLC.  On August 2, 2010, the Company entered into a letter agreement (the “Letter Agreement”) with DARR Westwood LLC (the “Investor”), pursuant to which, among other things, (a) the Investor agreed (i) to certain transfer restrictions on shares of Common Stock owned by the Investor, which are described below, and (ii) to transfer to the Company for cancellation the existing warrant owned by the Investor to purchase 8% of the outstanding Common Stock on a fully diluted basis, and (b) the Company issued to the Investor a warrant (the “Warrant”) to purchase up to an aggregate of 1,401,733  shares of Common Stock of the Company at an exercise price of $2.11 per share. The Investor’s sole member is Dinesh R. Desai, the Company’s Chairman, Chief Executive Officer and President.  Under the terms of the Letter Agreement, the Investor is prohibited during the specified restricted period from transferring or publicly announcing any intention to transfer, in either case without the unanimous approval of the disinterested members of the Board, (a) all or any portion of the Warrant or the Investor’s rights under the Warrant or (b) any shares of Common Stock currently or in the future owned by the Investor. However, this prohibition does not apply to any transfer of shares of Common Stock pursuant to which both (x) the transferee is an independent third party and (y) the price paid by the transferee is equal to or greater than $5.00 per share in cash. The restricted period specified in the Letter Agreement commenced on August 2, 2010 and terminates on the earlier to occur of (a) August 2, 2015 or (b) the date on which both (i) the average of the daily volume weighted average price per share of Common Stock over the immediately preceding 45 trading days that at least one share of Common Stock was traded is $5.00 or more, and (ii) the average daily trading volume of shares of Common Stock over the 45 consecutive trading days (regardless of whether any shares of Common Stock were traded on any such trading day) immediately preceding such date is 10,000 or more.   The Letter Agreement also requires that if the Company causes its Common Stock to become listed on a national securities exchange, the Company will also list and maintain the listing of the shares of Common Stock underlying the Warrant on such national securities exchange. In addition, subject to certain conditions, the Company is required under the Letter Agreement to provide prior notice to the Investor if, at any time before the Warrant has been exercised in full, the Company effects certain specified corporate actions, including selecting a record date for dividends or distributions or effecting a reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up involving the Company.  The Warrant expires on August 2, 2015. The Warrant also contains provisions for cashless exercise and weighted average anti-dilution protection for subsequent issuances or deemed issuances of Common Stock by the Company for consideration per share less than the per share exercise price of the Warrant in effect immediately prior to such issuance or deemed issuance.

Family Relationships

There are no family relationships among our directors or officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and directors and by certain beneficial owners of the Company’s Common Stock.  Based on our records and other information, we believe that each of our executive officers, directors and certain beneficial owners of the Company’s Common Stock complied with all Section 16(a) filing requirements applicable to them during fiscal year 2011.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

 Under SEC rules, qualified stockholders intending to present a proposal or nominate a person for election to the Company’s Board at the 2013 Annual Meeting and have it included in our proxy statement must submit the proposal or nomination in writing to Gregory P. Chandler, Chief Financial Officer, Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081.  We must receive the proposal or nomination no later than October 14, 2012, and the proposal or nomination must comply in all other respects with applicable rules and regulations of the SEC relating to such inclusion.  Any proposal or nomination received after October 14, 2012 will be considered untimely.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you request one by writing as follows: Sam Bhatt, Secretary, Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081; Telephone: 973-376-4242.  If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address and phone number.

OTHER MATTERS

The Board knows of no other matter that may be presented for Stockholders’ action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable to serve, it is intended that the persons named in the proxy statement or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

The Company filed its Annual Report on Form 10-K for the year ended August 31, 2011 with the Securities and Exchange Commission on December 14, 2011. A copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, may be obtained without charge by any Stockholder.  Requests for copies of the Annual Report should be sent to: Sam Bhatt, Secretary, Emtec, Inc., 11 Diamond Road, Springfield, New Jersey 07081.

By Order of the Board of Directors

/s/ Sam Bhatt
Sam Bhatt
Corporate Secretary

EXHIBIT A

EMTEC, INC.
AMENDED AND RESTATED 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN

Section 1.       Purpose of the Plan. The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued Employees and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees and Non-Employee Directors.

Section 2.       Definitions. As used herein, the following definitions shall apply:

2.1.    “Award” means an award of Deferred Stock, Restricted Stock, Options, SARs or other stock-based award under the Plan.

2.2.    “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.3.    “Board” means the Board of Directors of the Company.

2.4.    “Cause” means, (i) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or a Subsidiary, “Cause” shall have the same meaning as such term is defined therein; (ii) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (iii) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, the existence of “Cause” shall be determined in good faith by the Committee from time to time as circumstances dictate; provided that the Committee shall provide notice to the Participant of such determination and an opportunity for the Participant to cure such event (if the Committee determines such event is reasonably curable).

2.5.    “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.6.    “Common Stock” means the common stock of the Company, par value $.01 per share.

2.7.    “Company” means Emtec, Inc., a Delaware corporation, or any successor corporation.

2.8.    “Committee” means the committee of two or more directors appointed by the Board to administer the Plan under Section 4, each of whom shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder. In the absence of the appointment of any such Committee, any action permitted or required to be taken hereunder by the Committee shall be deemed to refer to the Board.

2.9.    “Deferred Stock” means an Award made under Section 6.4 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.10.  “Deferral Period” means the period during which the receipt of Common Stock pursuant to a Deferred Stock Award under Section 6.4 of the Plan will be deferred.

2.11.  “Employee” means an officer or other employee of the Company or a Subsidiary, including a director who is such an employee.

2.12.  “Exchange Act” means the Securities Exchange Act of 1934, as amended. A reference to any provision of the Exchange Act or rule promulgated under the Exchange Act shall include reference to any successor provision or rule.

2.13.  “Fair Market Value” means, on any given date, (i) if the Common Stock is not traded in a public market, the value per share of the Common Stock as determined by the Committee in good faith, in accordance with applicable law and Code Section 409A, or (ii) if the Common Stock is traded in a public market, (x) if the Common Stock is listed on a national securities exchange or traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the closing price for such date on the Nasdaq system or the Nasdaq National Market, or (y) if the Common Stock is traded over-the-counter on the date in question but is not traded on the Nasdaq system or the Nasdaq National Market, such as on the “pink sheets,” then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for the immediately prior trading day by the principal automated inter-dealer quotation system on which the Common Stock is quoted, or, if such bid and asked prices shall not be available, the last reported sale price for the immediately prior trading day, and if no shares of Common Stock were traded on such date, then the last reported sale price on the last previous date on which any shares of Common Stock was so traded.

2.14.  “Incentive Stock Option” means an Option or portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.15.   “Non-Employee Director” means a member of the Board who is not an Employee.

2.16.  “Non-Qualified Option” means an Option or portion thereof not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.17.  “Option” means a right granted under Section 6.1 of the Plan to purchase a specified number of shares of Common Stock at a specified price. An Option may be an Incentive Option or a Non-Qualified Option.  Unless otherwise provided in an Award Agreement, all Options granted under the Plan are intended to be Non-Qualified Options.

2.18.  “Participant” means any individual who receives an Award.

2.19.  “Performance Cycle” means the period selected by the Committee during which the performance of the Company, any Subsidiary, or any department thereof, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.20.   “Performance Goals” means the performance goals established in the sole discretion of the Committee for individuals who are eligible to receive Awards under the Plan. Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Goals applicable to a Qualified Performance-Based Award shall be limited to any of the following, as it relates to the Company, any Subsidiary, or the division, department or function within the Company or Subsidiary in which the Participant is employed: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA); net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; share price (including but not limited to growth measures and total shareholder return), operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; any other financial or other measurement deemed appropriate by the Committee as it relates to the results of operations or other measurable progress of the Company and Subsidiaries (or any business unit thereof); and any combination of any of the foregoing criteria. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable and in accordance with Code Section 162(m), if applicable.

2.21.  “Plan” means the Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.22.  “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code and the regulations issued thereunder. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant (provided, however, that all Options and SARs are intended to be Qualified Performance-Based Awards).

2.23.  “Restricted Stock” means Common Stock awarded by the Committee under Section 6.3 of the Plan.

2.24.  “Restriction Period” means the period during which Restricted Stock awarded under Section 6.3 of the Plan is subject to forfeiture.

2.25.  “SAR” means a stock appreciation right awarded by the Committee under Section 6.2 of the Plan.

2.26.  “Subsidiary” means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.27.  “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

Section 3.       Eligibility. Any Employee or Non-Employee Director shall be eligible to receive an Award; provided, however, that only persons who are employees of the Company or any subsidiary corporation (within the meaning of Section 424(f) of the Code) may be granted Options which are intended to qualify as Incentive Stock Options.

Section 4.       Administration and Implementation of Plan.

4.1.    The Plan shall be administered by the Committee; provided, however, that the Board shall administer and otherwise exercise all powers of the Committee under the Plan with respect to Awards granted to Non-Employee Directors. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, their employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

4.2.    Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion to (i) select the Employees and Non-Employee Directors who will receive Awards pursuant to the Plan; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (iv) determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (v) determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (vi) correct any defect or supply any omission or reconcile any inconsistency in the Plan, and adopt, amend and rescind such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable; and (vii) make all other determinations as it may deem necessary or advisable for the administration of the Plan.

Section 5.       Shares of Common Stock Subject to the Plan.

5.1.    Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 9,543,207 shares; provided that no more than 2,000,000 shares of Common Stock may be issued pursuant to Incentive Stock Options, and no more than 2,000,000 shares may be awarded to any Employee as a Qualified Performance-Based Award in any one Performance Cycle. Common Stock awarded under the Plan may be reserved or made available from the Company’s authorized and unissued Common Stock or from Common Stock reacquired and held in the Company’s treasury.

5.2.    If any shares subject to an Award are forfeited or such Award otherwise terminates or is settled for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6.       Awards. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation terms requiring forfeiture of Awards in the event of the termination of employment or other relationship with the Company or any Subsidiary by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be determined by the Committee. All Awards, and the terms and conditions applicable thereto, shall be evidenced by an Award Agreement.

6.1.    Options. Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed exercise price. Options may be either Incentive Stock Options or Non-Qualified Stock Options; provided that Incentive Stock Options may not be granted to Non-Employee Directors. The grant of Options shall be subject to the following terms and conditions:

(a)      Exercise Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant (110% of Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(b)      Term of Options: The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

(c)       Exercise of Option: Each Option grant shall specify the time or times at which an Option may be exercised in whole or in part and the terms and conditions applicable thereto, including (i) whether the exercise price for an Option shall be paid in cash, with shares of Common Stock, with any combination of cash and shares of Common Stock, or with other legal consideration that the Committee may deem appropriate, (ii) the methods of payment, which may include payment by attestation of shares and through cashless exercise arrangements, to the extent permitted by applicable law, and (iii) the methods by which, or the time or times at which, Common Stock will be delivered or deemed to be delivered to Participants upon the exercise of such Option. Payment of the exercise price shall in all events be made within three days after the date of exercise of an Option.

(d)      Incentive Stock Options: Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such shares.

6.2.    Stock Appreciation Rights. A SAR shall confer on the Participant a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Common Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, but which may never be less than the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

(a)      Each SAR grant shall specify the time or times at which a SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR.

(b)      The term of a SAR shall in no event be greater than ten years.

6.3.    Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events during the Restriction Period. Such an Award shall be subject to the following terms and conditions:

(a)      Each Restricted Stock grant shall specify the duration of the Restriction Period and/or each installment thereof and the conditions under which the Restricted Stock may be forfeited to the Company.

(b)      During the Restriction Period, the transferability of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed in the applicable Award Agreement. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

(c)      Upon determination of the number of shares of Restricted Stock to be granted to the Participant, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Participant with the Participant designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as provided in the Award Agreement, and the legend shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

(d)      Unless otherwise provided in the applicable Award Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to Restricted Stock, including, without limitation, the right to receive dividends thereon (whether in cash or shares of Common Stock) and to vote such shares of Restricted Stock; provided, however, that any cash dividends shall be held by the Company in its general assets and released to the Participant only if and when the restrictions on the applicable Restricted Stock lapse; provided further that any stock dividends shall be subject to the same restrictions as the underlying shares of Restricted Stock.

(e)      6.4.    Deferred Stock. An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period. Such an Award shall be subject to the following terms and conditions.

(a)      Upon determination of the number of shares of Deferred Stock to be awarded to a Participant, the Committee shall direct that the same be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates specified in the applicable Award Agreement.

(b)      Unless otherwise provided in the applicable Award Agreement, prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account.

(c)      Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be deemed deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Award Agreement, provided that any such deemed dividends shall be subject to the same restrictions on forfeiture and payment as the underlying Deferred Stock.

(d)      The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Participant shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement.

6.5.    Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants any type of Award other than an Award provided in Section 6.1, 6.2, 6.3 or 6.4 hereof that is payable in, or valued in whole or in part by reference to, shares of Common Stock, and that is deemed by the Committee to be consistent with the purposes of the Plan.

6.6.    Performance-Based Awards.

(a)      In General: Any grant of an Award hereunder, and/or the vesting or exercise thereof, may be conditioned upon the attainment of Performance Goals established by the Committee.

(b)      Qualified Performance-Based Awards: In the case of a Qualified Performance-Based Award, the following provisions shall apply in addition to, and where necessary, in lieu of other provisions of the Plan:

(i)       References to the “Committee” in this Section 6.6(b) shall refer to a committee appointed by the Board consisting of at least two members, each of whom shall be an “outside director” as defined in Section 162(m) of the Code and the regulations issued thereunder.

(ii)      Only Employees who are “Covered Employees” within the meaning of Section 162(m) of the Code shall be eligible to receive Qualified Performance-Based Awards. The Committee shall designate in its sole discretion which Covered Employees will be Participants for a Performance Cycle within the earlier of the (x) first 90 days of a Performance Cycle and (y) lapse of 25% of the Performance Period.

(iii)    The Committee shall establish in writing within the earlier of the (x) first 90 days of a Performance Cycle and (y) lapse of 25% of the Performance Cycle, and in any event, while the outcome is substantially uncertain, (A) Performance Goals for the Performance Cycle, and (B) in respect of such Performance Goals, a minimum acceptable level of achievement below which no payment will be made, and an objective formula or other method for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Goals.

(iv)    Following the completion of a Performance Cycle, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Qualified Performance-Based Awards earned for the period based upon the Performance Goals and the related formulas or methods as determined pursuant to Section 6.6(b)(iii). The Committee shall then determine the actual amount payable under each Participant’s Award for the Performance Cycle, and, in doing so, may reduce or eliminate the amount of the Award. In no event shall the Committee have the authority to increase Award amounts to any Covered Employee.

(v)      Awards granted or vesting with respect to a Performance Cycle shall be paid to Participants within a reasonable time after completion of the certification described in Section 6.6(b)(iv) (and in all events within 75 days after the end of the Performance Cycle).

6.7.    Additional Provisions Applicable to Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, any other Award granted under the Plan or in substitution for any award granted under any plan of any business entity acquired by the Company or any Subsidiary.

Section 7.       Settlement of Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made pursuant to Awards under the Plan may be made in such forms as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other Awards, or other property.

Section 8.       Exchange and Buy Out Provisions; Limitation on Repricing. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, shares of Common Stock, other Awards, or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made (subject to any required shareholder approval).

Section 9.       Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unvested, unearned, and/or unpaid Awards, including, without limitation, Awards earned but not yet paid or exercised, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing.

Section 10.      Adjustments upon Changes in Capitalization.

10.1. In the event of a stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event, the Committee shall make such adjustments as it deems necessary or appropriate to prevent the enlargement or dilution of rights hereunder, including without limitation, adjustments to (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award; provided, however, in each case, that no adjustment shall be made that would (x) cause the Plan to violate Section 422(b)(1) of the Code with respect to Incentive Stock Options, (y) cause an Award to provide for the deferral of compensation under Section 409A of the Code, or (z) adversely affect the status of any Award that is a Qualified Performance-Based Award. Moreover, in the event of such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.

10.2. The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 10.1) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Awards to the extent that such adjustment would adversely affect the status of an Award as a Qualified Performance-Based Award or to the extent that such adjustment would violate Code Section 409A

Section 11.      Termination and Amendment.

11.1. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if such action would (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to Section 10 hereof), (ii) decrease the price at which Awards may be granted (other than decreases pursuant to Section 10 hereof), (iii) extend the maximum term of Awards under the Plan or the Plan itself, or (iv) make any other change that would require such stockholder approval pursuant to the terms of the Plan or any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise in its discretion, determine to submit such other changes to the Plan to the stockholders for approval. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto.

11.2. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of an Award as a Qualified Performance-Based Award.

Section 12.    No Right to Award, Employment or Service. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Subsidiary. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries shall not be deemed a termination of employment. Nothing contained herein or in any individual Award Agreement shall be construed to confer on any Non-Employee Director any right to continue as a director of the Company or reduce any right of the Company, the Board or the stockholders of the Company to remove such Non-Employee Director as a director of the Company, with or without cause.

Section 13.    Taxes. The Company or any Subsidiary is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The preceding sentence shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations. Withholding of taxes in the form of shares of Common Stock issued pursuant to an Award (including any net payments) shall not occur at a rate that exceeds the minimum required statutory federal and state withholding rates.

Section 14.    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company or any Subsidiary or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable (provided that any Award so transferred shall remain subject to the same forfeiture restrictions as of immediately prior to such transfer). In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

Section 15.    No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

Section 16.    Foreign Nationals. Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

Section 17.    Securities Law Requirements.

(a)      No shares of Common Stock may be issued hereunder if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise issuable pursuant an Award granted hereunder, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such issuance. In any of the events referred to in clause (i) or clause (ii) above, the issuance of such shares shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when issuance has been suspended.

(b)      The Committee may require, as a condition to the issuance of shares hereunder, representations, warranties and agreements to the effect that such shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

Section 18.    Termination. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on December 28, 2021, and no Awards under the Plan shall thereafter be granted. No Award may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any Award then outstanding.

Section 19.    Fractional Shares. The Company will not be required to issue any fractional shares pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

Section 20.    Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

 Section 21.    Governing Law. The validity and construction of the Plan and any Award Agreements entered into thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, but without giving effect to the choice of law principles thereof.

Section 22.  409A.  The Plan and all Awards are intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith.  In the event that a Participant is a “specified employee” within the meaning of Code Section 409A, and a payment or benefit provided for under the Plan would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after such Participant’s separation from service (within the meaning of Code Section 409A), then such payment or benefit shall not be paid (or commence) during the six (6) month period immediately following such Participant’s separation from service except as provided in the immediately following sentence.  In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to the Participant in a lump-sum, without interest, on the earlier of (i) the first business day of the seventh month following such Participant’s separation from service or (ii) the tenth business day following such Participant’s death.  Notwithstanding anything contained herein to the contrary, neither the Company nor any Subsidiary shall have any liability or obligation to any Participant or any other person in the event that the Plan or any Award is not exempt from or compliant with Code Section 409A.

Section 23.    Adoption of Plan; Effective Date. The Plan shall become effective upon its approval by the stockholders of the Company, and no Award shall become exercisable, realizable or vested prior to such approval.

EMTEC, INC.

2012 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned Stockholder of Emtec, Inc. (the “Company”), hereby revoking any contrary proxy previously given, hereby appoints Dinesh R. Desai, our Chairman, President and Chief Executive Officer, and Gregory P. Chandler, our Chief Financial Officer, or any one of them (with full power to act alone and to designate substitutes and to make revocations) as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on December 29, 2011, at the 2012 Annual Meeting of Stockholders, to be held at the The Enterprise Center at BCC, 3331 Route 38, Mt. Laurel, New Jersey  08054, on Tuesday, February 7, 2012 at 10:30 a.m., or any adjournment or postponement thereof, for the items shown on the reverse and, in the discretion of the proxies, in any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (see reverse side).  When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.  If no direction is given, this proxy will be voted “FOR” each of the proposals set forth on the reverse side.

(Continued and to be Completed on Reverse Side.)

1. To elect the nominees listed below as Class A Directors (three year term).	2. To approve the Emtec, Inc. Amended and Restated 2006 Stock-Based Incentive Compensation Plan	FOR ☐ AGAINST ☐ ABSTAIN ☐
NOMINEES

☐ FOR ALL NOMINEES
                                                     ☐Dinesh R. Desai

                                                     ☐Gregory Chandler

                                                     ☐Sunil Misra

                                                     ☐Christopher M. Formant

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT
(See instructions below)

INSTRUCTIONS To withhold authority to vote for any individual  nominee(s) Mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here:

3. To ratify the Board’s selection of the firm of McGladrey & Pullen, LLP as independent auditors of the Company

This proxy confers authority to vote “FOR” the proposals listed unless otherwise indicated.  If any other business is transacted at said meeting this proxy shall be voted in accordance with the judgment of the proxies.  The Board of Directors recommends a vote “FOR” the listed proposals.

Your shares will be voted as recommended by the Board of Directors unless you otherwise indicate in which case they will be voted as marked.

This proxy is solicited on behalf of the Board of Directors of Emtec, Inc. and may be revoked prior to its exercise.

FOR ☐ AGAINST ☐ ABSTAIN ☐
To change the address on your account, please check the box at right and indicate your new address in the address space on the right.  Please note that changes to the registered name(s) on the account may not be submitted via this method.
New Address:
Signature of Stockholder:                                                                                                               Date:

Signature of Stockholder:                                                                                                               Date:

Note:  Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.